Exhibit 10.07

INDEMNIFICATION AGREEMENT

THIS INDEMNIFICATION AGREEMENT (the “Agreement”) is entered into as of __________________ (“Effective Date”), by and between UDR, Inc., a Maryland corporation (the “Company”), and __________________ (the “Indemnitee”). See Schedule A for a list of officers and directors who have entered into this Indemnification Agreement with the Company.

WHEREAS, the Indemnitee, at the request of the Company, is serving as an officer or a member of the Board of Directors (“Board”) of the Company and in such capacity is performing a valuable service for the Company;

WHEREAS, the law of the State of Maryland, the Company’s state of formation, permits the Company to enter into contracts with its officers or members of its Board with respect to indemnification of such persons; and

WHEREAS, to induce the Indemnitee to continue to provide services to the Company as an officer or a member of the Board, and to provide the Indemnitee with specific contractual assurance that indemnification will be available to the Indemnitee regardless of, among other things, any amendment to or revocation of the Company’s Articles of Restatement or Amended and Restated Bylaws (as amended collectively the “Charter Documents”), or any acquisition transaction relating to the Company, the Company desires to provide the Indemnitee with protection against personal liability to the fullest extent permitted by law.

NOW, THEREFORE, in consideration of the premises and the covenants contained herein, the Company and the Indemnitee hereby agree as follows:

1. Definitions. For purposes of this Agreement:

(a)    “Change in Control” shall mean a change in control of the Company occurring after the Effective Date of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A (or in response to any similar item on any similar schedule or form) promulgated under the Exchange Act (as hereinafter defined), whether or not the Company is then subject to such reporting requirement; provided, however, that, without limitation, a Change in Control shall be deemed to have occurred if, after the Effective Date, any of the following events shall occur:

(I)    An acquisition (other than directly from the Company) of any voting securities of the Company (the “Voting Securities”) by any “Person” (as the term person is used for purposes of Section 13(d) or 14(d) of the Exchange Act, immediately after which such Person has “Beneficial Ownership” (within the meaning of Rule 13d-3 promulgated under the Exchange Act), directly or indirectly, of 30% or more of the combined voting power of the Company’s then outstanding Voting

Securities; provided, however, that in determining whether a Change in Control has occurred, Voting Securities which are acquired in a “Non-Control Acquisition” (as hereinafter defined) shall not constitute an acquisition which would cause a Change in Control. A “Non-Control Acquisition” shall mean an acquisition by (i) an employee benefit plan (or a trust forming a part thereof) maintained by (x) the Company or (y) any corporation or other Person of which a majority of its voting power or its equity securities or equity interest is owned directly or indirectly by the Company (a “Subsidiary”), (ii) the Company or any Subsidiary or (iii) any Person in connection with a “Non-Control Transaction” (as hereinafter defined);

(II)    approval by stockholders of the Company of:

(A)    A merger, consolidation or reorganization involving the Company unless:

(1)    the stockholders of the Company, immediately before such merger, consolidation or reorganization, own, directly or indirectly, immediately following such merger, consolidation or reorganization, at least seventy percent (70%) of the combined voting power of the outstanding Voting Securities of the corporation or other entity resulting from such merger or consolidation or reorganization (the “Surviving Corporation”) in substantially the same proportion as among themselves as their ownership of the Voting Securities immediately before such merger, consolidation or reorganization; and

(2)    the individuals who were members of the incumbent Board immediately prior to the execution of the agreement providing for such merger, consolidation or reorganization constitute at least a majority of the members of the board of directors or board of trustees of the Surviving Corporation or a corporation or other entity beneficially owning, directly or indirectly, a majority of the Voting Securities of the Surviving Corporation;

(A)    Transaction meeting the conditions described in clauses (1) and (2) of Section 1(a)(II)(A) shall herein be referred to as a “Non-Control Transaction);

(B)    A complete liquidation or dissolution of the Company; or

(C)    An agreement for the sale or other disposition of all or substantially all of the assets of the Company to any Person (other than to an entity of which the Company directly or indirectly owns at least 70% of the Voting Securities).

(III)    There occurs a proxy contest, as a consequence of which members of the Board in office immediately prior thereto constitute less than a majority of the Board thereafter; or

(IV)    During any period of two consecutive years, individuals who at the beginning of such period constituted the Board (including for this purpose any new director whose election or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of such period) cease for any reason to constitute at least a majority of the Board. Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because any Person (the “Subject Person”) acquired Beneficial Ownership of more than 30% of the outstanding Voting Securities as a result of the acquisition of Voting Securities by the Company which, by reducing the number of Voting Securities outstanding, increases the proportionate number of shares Beneficially Owned by the Subject Person, provided that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of Voting Securities by the Company, and after such share acquisition by the Company, the Subject Person becomes the Beneficial Owner of any additional Voting Securities which increases the percentage of the then outstanding Voting Securities Beneficially Owned by the Subject Person, then a Change in Control shall occur.

(b)    “Corporate Status” means the status of a person who is or was a director, officer, employee, agent or fiduciary of the Company or of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise (whether conducted for profit or not for profit) which such person is or was serving at the request of the Company.

(c)    “Disinterested Director” means a director of the Company who is not and was not a party to the Proceeding (as hereinafter defined) in respect of which indemnification and/or advancement of Expenses (as hereinafter defined), as the case may be, is sought by the Indemnitee.

(d)    “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.

(e)    “Expenses” shall include all reasonable attorneys and paralegals’ fees and costs, retainers, discovery costs, court costs, transcript costs, fees of experts and consultants, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, and all other disbursements or expenses of the types customarily incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating, or being or preparing to be a witness in a Proceeding. Expenses shall also include Expenses incurred in connection with any appeal resulting from any Proceeding, including, without limitation, the premium, security for and other costs relating to any cost bond, supersedeas bond or other appeal bond or its equivalent.

(f)    “Independent Counsel” means a law firm, or a member of a law firm, selected by the Board by the vote required for determination of the Indemnitee’s entitlement to indemnification as provided in clause (ii) of Section 9(b) hereof, that (i) is experienced in matters of corporation law and (ii) has not, and, as to such law firm, no member presently is, or in the past five years has been, retained to represent (x) the Company or the Indemnitee in any matter material to either such party, or (y) any other party to the Proceeding giving rise to a claim for indemnification hereunder. Notwithstanding the foregoing, the term “Independent Counsel” shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or the Indemnitee in an action to determine the Indemnitee’s rights under this Agreement, unless such conflict of interest is waived by both the Company and the Indemnitee.

(g)    “Liabilities” means all liabilities, and losses (including judgments, fines, ERISA excise taxes or penalties, and amounts paid or to be paid in settlement, and any interest, assessments, or other charges imposed thereon, and any federal, state, local, or foreign taxes imposed on any Indemnitee as a result of the actual or deemed receipt of any payments under this Agreement).

(h)    “Proceeding” includes any threatened, pending or completed action, claim, suit, arbitration, alternate dispute resolution mechanism, investigation, inquiry, administrative hearing, or any other proceeding, including appeals therefrom, whether civil, criminal, administrative, or investigative (formal or informal), except one (i) initiated by the Indemnitee pursuant to Section 12 of this Agreement to enforce such Indemnitee’s rights under this Agreement or (ii) pending or completed on or before the Effective Date, unless otherwise specifically agreed in writing by the Company and the Indemnitee. If the Indemnitee reasonably believes that a given situation may lead to or culminate in the institution of a Proceeding, such situation shall also be considered a Proceeding.

2.    Indemnification - General. The Company shall indemnify, and advance Expenses to, the Indemnitee (i) as provided in this Agreement and (ii) otherwise to the fullest extent permitted by Maryland law in effect on the Effective Date and as amended from time to time (provided, however, that no change in Maryland law shall have the effect of reducing the benefits available to the Indemnitee hereunder based on Maryland law as in effect on the Effective Date). The rights of the Indemnitee provided in this Section 2 shall include, without limitation, the rights set forth in the other sections of this Agreement, including any additional indemnification permitted by Section 2-418(g) of the Maryland General Corporation Law (the “MGCL”).

3.    Proceedings Other than Proceedings by or in the Right of the Company. The Indemnitee shall be entitled to the rights of indemnification provided in this Section 3 if, by reason of Indemnitee’s Corporate Status, Indemnitee is, or is threatened to be, made a party to or a witness in any Proceeding, other than a Proceeding by or in the right of the Company. The Company shall also indemnify Indemnitee’s spouse (whether by statute or at common law and without regard to the location of the governing jurisdiction) and children to the same extent and subject to the same limitations applicable to Indemnitee hereunder for claims arising out of the status of such person as a spouse or child of Indemnitee, including claims seeking damages from marital property (including community property) or property held by such Indemnitee and such spouse or child or property transferred to such spouse or child, but such indemnity shall not otherwise extend to protect the spouse or child against liabilities caused by the spouse’s or child’s own acts. Pursuant to this Section 3, the Indemnitee shall be indemnified against all Liabilities and all Expenses actually and reasonably incurred by Indemnitee or on Indemnitee’s behalf in connection with a Proceeding by reason of such Indemnitee’s Corporate Status unless it is established that (i) the act or omission of the Indemnitee was material to the matter giving rise to the Proceeding and (a) was committed in bad faith or (b) was the result of active and deliberate dishonesty on the part of the Indemnitee, (ii) the Indemnitee actually received an improper personal benefit in money, property or services, or (iii) in the case of any criminal Proceeding, the Indemnitee had reasonable cause to believe that his or her conduct was unlawful. Notwithstanding the foregoing, (A) if clause (ii) of the preceding sentence applies, the Indemnitee shall be disqualified from indemnification under this Agreement only to the extent of the improper personal benefit in money, property or services actually received by the Indemnitee, unless otherwise required by Maryland law; and (B) it is the intention of the parties that the Indemnitee shall in any event be entitled to indemnification and advancement or recovery of Expenses to the maximum extent permitted by Maryland law, so that if and to the extent Maryland law now or hereafter permits indemnification and/or advancement or recovery of Expenses under the circumstances described in clauses (i), (ii) or (iii) of the preceding sentence, then and in such event, the Indemnitee shall be entitled thereto.

4.    Proceedings by or in the Right of the Company. The Indemnitee shall be entitled to the rights of indemnification provided in this Section 4 if, by reason of the Indemnitee’s Corporate Status, Indemnitee is, or is threatened to be, made a party to or a witness in any Proceeding brought by or in the right of the Company to procure a judgment in its favor. Pursuant to this Section 4, the Indemnitee shall be indemnified against all amounts paid in settlement and all Expenses actually and reasonably incurred by the Indemnitee or on the Indemnitee’s behalf in connection with such Proceeding unless it is established that (i) the act or omission of the Indemnitee was material to the matter giving rise to such a Proceeding and (a) was committed in bad faith or (b) was the result of active and deliberate dishonesty or (ii) the Indemnitee actually received an improper personal benefit in money, property or services.

5.    Court-Ordered Indemnification. Notwithstanding any other provision of this Agreement, a court of appropriate jurisdiction, upon application of the Indemnitee and such notice as the court shall require, may order indemnification in the following circumstances:

(a)    if it determines that the Indemnitee is entitled to reimbursement under Section 2-418(d)(1) of the MGCL, the court shall order indemnification, in which case the Indemnitee shall be entitled to recover the Expenses of securing such reimbursement; or

(b)    if it determines that the Indemnitee is fairly and reasonably entitled to indemnification in view of all the relevant circumstances, whether or not the Indemnitee (i) has met the standards of conduct set forth in Section 2-418(b) of the MGCL or (ii) has been adjudged liable for receipt of an improper personal benefit under Section 2-418(c) of the MGCL, the court may order such indemnification as the court shall deem proper. However, indemnification with respect to any Proceeding by or in the right of the Company or in which liability shall have been adjudged in the circumstances described in Section 2-418(c) of the MGCL shall be limited to Expenses.

6.    Expenses of a Successful Party. Notwithstanding any other provision of this Agreement and without limiting the effect of any such provision, to the extent that the Indemnitee is, by reason of such Indemnitee’s Corporate Status, made a party to and is successful, on the merits or otherwise, in the defense of any Proceeding, such Indemnitee shall be indemnified against all Expenses actually and reasonably incurred by or on behalf of such Indemnitee in connection therewith. If the Indemnitee is not wholly successful in such Proceeding, but is successful, on the merits or otherwise, as to one or more but less than all claims, issues, or matters in such Proceeding, the Company shall indemnify the Indemnitee under this Section 6 against all Expenses actually and reasonably incurred by or on behalf of such Indemnitee in connection with each successfully resolved claim, issue or matter, allocated on a reasonable and proportionate basis. For purposes of this Section 6, the term “successful on the merits or otherwise” shall include, but not be limited to, (i) any termination, withdrawal or dismissal (with our without prejudice) of any claim, issue or matter in such Proceeding against Indemnitee without any express finding of liability or guilt against the Indemnitee, (ii) the expiration of 180 days after the making of any claim or threat of a Proceeding without the institution of the same and without any promise of payment or payment made to induce a settlement or (iii) the settlement of any Proceeding, pursuant to which Indemnitee pays less than $10,000.

7.    Witness Expenses. Notwithstanding any other provision of this Agreement, to the extent that the Indemnitee is, by reason of such Indemnitee’s Corporate Status, a witness for any reason in any Proceeding to which such Indemnitee is not a party, or receives a subpoena in any Proceeding to which such Indemnitee is not a party, such Indemnitee shall be indemnified against all Expenses actually and reasonably incurred by or on behalf of such Indemnitee in connection therewith.

8.    Advancement of Expenses. The Company shall advance all reasonable Expenses actually and reasonably incurred by or on behalf of the Indemnitee in connection with any Proceeding (other than a proceeding brought to enforce indemnification under this Agreement, applicable law, the Charter Documents, any agreement or a resolution of the stockholders entitled to vote in the election of directors, but including any Proceeding in which the Indemnitee is not a party in accordance with Section 7) within 20 days after the receipt by the Company of a statement from the Indemnitee requesting such advance from time to time, whether prior to, during or after final disposition of such Proceeding. Such statement shall reasonably evidence the Expenses incurred by the Indemnitee and shall include or be preceded or accompanied by a written affirmation by the Indemnitee of the Indemnitee’s good faith belief that the standard of conduct necessary for indemnification by the Company as authorized by law and by this Agreement has been met and a written undertaking by or on behalf of the Indemnitee, in substantially the form attached hereto as Exhibit A or in such form as may be required under applicable law as in effect at the time of the execution thereof, to reimburse the portion of any Expenses advanced to the Indemnitee relating to claims, issues or matters in the Proceeding as to which it shall ultimately be established that the standard of conduct has not been met and which have not been successfully resolved as described in Section 6. To the extent that Expenses advanced to the Indemnitee do not relate to a specific claim, issue or matter in the Proceeding, such Expenses shall be allocated on a reasonable and proportionate basis. The undertaking required by this Section 8 shall be an unlimited general obligation by or on behalf of the Indemnitee and shall be accepted without reference to the Indemnitee’s financial ability to repay such advanced Expenses and without any requirement to post security therefor.

9.    Determination of Entitlement to Indemnification.

(a)    To obtain indemnification under this Agreement, the Indemnitee shall submit to the Company a written request, including therein or therewith such documentation and information as is reasonably available to the Indemnitee and is reasonably necessary to determine whether and to what extent the Indemnitee is entitled to indemnification. The Indemnitee may submit one or more such requests from time to time and at such time(s) as the Indemnitee deems appropriate in his or her discretion. The Secretary of the Company shall, promptly upon receipt of such a request for indemnification, advise the Board in writing that the Indemnitee has requested indemnification.

(b)    Upon such written request pursuant to Section 9(a) hereof, a determination, if required by applicable law, with respect to the Indemnitee’s entitlement thereto shall be made in the specific case: (i) if a Change in Control shall have occurred, by Independent Counsel (which Independent Counsel shall be selected by the Indemnitee and approved by the Board of Directors in accordance with Section 2-418(e)(2)(ii) of the MGCL, which approval shall not be unreasonably withheld, conditioned or delayed) in a written opinion to the Board, a copy of which shall be delivered to the Indemnitee (unless the Indemnitee shall request that such determination be made by the Board, in which case by the person or persons or in the manner provided in clause (ii) of this Section 9(b)); or (ii) if a Change in Control shall not have occurred, (a) by the Board (or a duly authorized committee thereof) by a majority vote of a quorum consisting of Disinterested Directors (if obtainable), or (b) if a quorum of the Board consisting of Disinterested Directors is not obtainable, or, even if obtainable, if such quorum of Disinterested Directors so directs, by Independent Counsel (which Independent Counsel shall be selected by the Board of Directors in accordance with Section 2-418(e)(2)(ii) of the MGCL and approved by the Indemnitee, which approval shall not be unreasonably withheld, conditioned or delayed) in a written opinion to the Board, a copy of which shall be delivered to the Indemnitee; and, if it is so determined that the Indemnitee is entitled to indemnification, payment to the Indemnitee shall be made within ten days after such determination.

(c)    The Indemnitee shall cooperate with the person or entity making such determination with respect to the Indemnitee’s entitlement to indemnification, including providing upon reasonable advance request any documentation or information which is not privileged or otherwise protected from disclosure and which is reasonably available to the Indemnitee and reasonably necessary to such determination. Any Expenses incurred by the Indemnitee in so cooperating shall be borne by the Company (irrespective of the determination as to the Indemnitee’s entitlement to indemnification) and the Company hereby indemnifies and agrees to hold the Indemnitee harmless therefrom.

(d)    The Company shall pay the reasonable fees and expenses of Independent Counsel, if one is appointed in accordance in Section 9(b).

10.    Presumptions.

(a)    In making a determination with respect to entitlement to indemnification hereunder, the person or entity making such determination shall presume that the Indemnitee is entitled to indemnification under this Agreement if the Indemnitee has submitted a request for indemnification in accordance with Section 9(a) hereof, and the Company shall have the burden of proof to overcome such presumption in connection with the making of any determination contrary to that presumption.

(b)    The termination of any Proceeding or of any claim, issue or matter therein, by judgment, order, settlement, or conviction, or upon a plea of nolo contendere or its equivalent, or an entry of an order of probation prior to judgment, or by dismissal, with or without prejudice, shall not create a presumption that the Indemnitee did not meet the requisite standard of conduct described herein for indemnification.

(c)    For purposes of any determination hereunder, Indemnitee shall be deemed to have acted in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Company and its stockholders, or, with respect to any criminal action or proceeding, to have had no reasonable cause to believe Indemnitee’s conduct was unlawful, if Indemnitee’s action was based on (i) the records or books of account of the Company or another person, including financial statements, (ii) information supplied to the Indemnitee by the officers of the Company or another person in the course of their duties, (iii) the advice of legal counsel for the Company or another person, or (iv) information or records given or reports made to the Company or another person by an independent certified public accountant or by an appraiser or other expert selected with reasonable care by the Company or another person.

(d)    The knowledge and/or actions, or failure to act, of any other director, officer, employee or agent of the Company or any other director, trustee, officer, partner, manager, managing member, fiduciary, employee or agent of any other foreign or domestic corporation, real estate investment trust, partnership, limited liability company, joint venture, trust, employee benefit plan or other enterprise shall not be imputed to the Indemnitee for purposes of determining any other right to indemnification under this Agreement.

11.    Limitation on Indemnification. Notwithstanding any other provision herein to the contrary, the Company shall not be obligated pursuant to this Agreement:

(a)    Claims Initiated by Indemnitee. To indemnify or advance Expenses to Indemnitee under this Agreement with respect to any Proceeding brought by the Indemnitee, unless (a) the Proceeding is brought to enforce indemnification under this Agreement or otherwise or (b) the Charter Documents, a resolution of the stockholders entitled to vote generally in the election of directors or of the Board or an agreement approved by the Board to which the Company is a party expressly provide otherwise.

(b)    Section 16(b) Violations. To indemnify Indemnitee on account of any Proceeding with respect to which final judgment is rendered against Indemnitee for payment or an accounting of its profits arising from the purchase or sale by Indemnitee of securities in violation of Section 16(b) of the Exchange Act, or any similar successor statute.

(c)    Non-compete and Non-disclosure. To indemnify Indemnitee in connection with Proceedings involving the enforcement of non-compete and/or non-disclosure agreements or the non-

compete and/or non-disclosure provisions of employment, consulting or similar agreements the Indemnitee may be a party to with the Company, or any subsidiary of the Company or any other applicable foreign or domestic corporation, partnership, joint venture or other enterprise, if any.

12.    Remedies.

(a)    If (i) a determination is made pursuant to Section 9 of this Agreement that the Indemnitee is not entitled to indemnification under this Agreement, (ii) advancement of Expenses is not timely made pursuant to Section 8 of this Agreement, (iii) no determination of entitlement to indemnification shall have been made pursuant to Section 9(b) of this Agreement within 30 days after receipt by the Company of the request for indemnification, (iv) payment of indemnification is not made pursuant to Section 6 of this Agreement within 20 days after receipt by the Company of a written request therefor, or (v) payment of indemnification is not made within 20 days after a determination has been made that the Indemnitee is entitled to indemnification, the Indemnitee shall be entitled to an adjudication in an appropriate court of the State of Maryland, or in any other court of competent jurisdiction, of his or her entitlement to such indemnification or advancement of Expenses. The Indemnitee shall commence such proceeding seeking an adjudication within 180 days following the date on which the Indemnitee first has the right to commence such proceeding pursuant to this Section 12(a); provided, however, that the foregoing clause shall not apply in respect of a proceeding brought by the Indemnitee to enforce Indemnitee’s rights under Section 6 of this Agreement.

(b)    In the event that a determination shall have been made pursuant to this Agreement that the Indemnitee is not entitled to indemnification, any judicial proceeding commenced pursuant to this Section 12 shall be conducted in all respects as a de novo trial, on the merits and the Indemnitee shall not be prejudiced by reason of that adverse determination. In any judicial proceeding or arbitration commenced pursuant to this Section 12, the Indemnitee shall be presumed to be entitled to indemnification or advancement of expenses, as the case may be, and the Company shall have the burden of proving that the Indemnitee is not entitled to indemnification or advancement of Expenses, as the case may be.

(c)    If a determination shall have been made or deemed to have been made pursuant to this Agreement that the Indemnitee is entitled to indemnification, the Company shall be bound by such determination in any judicial proceeding commenced pursuant to this Section 12, absent: (i) a misstatement by the Indemnitee of a material fact, or an omission of a material fact necessary to make the Indemnitee’s statement not materially misleading, in connection with the request for indemnification, or (ii) a prohibition of such indemnification under applicable law.

(d)    The Company shall be precluded from asserting in any judicial proceeding commenced pursuant to this Section 12 that the procedures and presumptions of this Agreement are not valid, binding and enforceable and shall stipulate in any such court that the Company is bound by all the provisions of this Agreement.

(e)    In the event that the Indemnitee, pursuant to this Section 12, seeks a judicial adjudication of such Indemnitee’s rights under, or to recover damages for breach of, this Agreement, if successful in whole or in part, the Indemnitee shall be entitled to recover from the Company, and shall be indemnified by the Company against, any and all Expenses actually and reasonably incurred by such Indemnitee in such judicial adjudication.

13.    Defense of the Underlying Proceeding.

(a)    The Indemnitee shall notify the Company promptly upon being served with or receiving any summons, citation, subpoena, complaint, indictment, information, notice, request or other document relating to any Proceeding which may result in the right to indemnification or the advancement of Expenses hereunder, and shall include with such notice a description of the Proceeding and a summary of the facts underlying the Proceeding; provided, however, that the failure to give any such notice shall not disqualify the Indemnitee from the right, or otherwise affect in any manner any right of the Indemnitee, to indemnification or the advance of Expenses under this Agreement unless the Company’s ability to defend in such Proceeding or to obtain proceeds under any insurance policy is materially and adversely prejudiced thereby, and then only to the extent the Company is thereby actually so prejudiced.

(b)    Subject to the provisions of the last sentence of this Section 13(b) and of Section 13(c) below, the Company shall have the right to defend the Indemnitee in any Proceeding which may give rise to indemnification hereunder; provided, however, that the Company shall notify the Indemnitee of any such decision to defend within 15 calendar days following receipt of notice of any such Proceeding under Section 13(a) above. The Company shall not, without the prior written consent of the Indemnitee, which shall not be unreasonably withheld, conditioned or delayed, consent to the entry of any judgment against the Indemnitee or enter into any settlement or compromise which (i) includes an admission of fault of the Indemnitee, (ii) does not include, as an unconditional term thereof, the full release of the Indemnitee from all liability in respect of such Proceeding, which release shall be in form and substance reasonably satisfactory to the Indemnitee or (iii) would impose any Expense, judgment, fine, penalty or limitation on the Indemnitee. This Section 13(b) shall not apply to a Proceeding brought by the Indemnitee under Section 11 or Section 12 above.

(c)    Notwithstanding the provisions of Section 13(b) above, if in a Proceeding to which the Indemnitee is a party by reason of the Indemnitee’s Corporate Status, (i) the Indemnitee reasonably concludes, based upon an opinion of Indemnitee’s counsel (which counsel shall be subject to the prior approval of the Company, which approval shall not be unreasonably withheld, conditioned or delayed), that he or she may have separate defenses or counterclaims to assert with respect to any issue which may not be consistent with other defendants in such Proceeding, (ii) the Indemnitee reasonably concludes, based upon an opinion of Indemnitee’s counsel, that an actual or apparent conflict of interest or potential conflict of interest exists between the Indemnitee and the Company, or (iii) if the Company fails to assume the defense of such Proceeding in a timely manner, the Indemnitee shall be entitled to be represented by separate legal counsel of the Indemnitee’s choice, subject to the prior approval of the Company, which shall not be unreasonably withheld, conditioned or delayed, at the expense of the Company. In addition, if the Company fails to comply with any of its obligations under this Agreement or in the event that the Company or any other person takes any action to declare this Agreement void or unenforceable, or institutes any Proceeding to deny or to recover from the Indemnitee the benefits intended to be provided to the Indemnitee hereunder, the Indemnitee shall have the right to retain counsel of the Indemnitee’s choice, subject to the prior approval of the Company, which shall not be unreasonably withheld, conditioned or delayed, at the expense of the Company, to represent the Indemnitee in connection with any such matter.

14.    Non-Exclusivity. The rights of indemnification and to receive advancement of Expenses as provided by this Agreement shall not be deemed exclusive of any other rights to which the Indemnitee may at any time be entitled under applicable law, the Charter Documents, any agreement or a resolution of the stockholders entitled to vote generally in the election of directors or of the Board, or otherwise; provided, however the Company shall not be liable under this Agreement to make any payment of amounts otherwise indemnifiable hereunder if and to the extent that the Indemnitee has otherwise actually received such payment under any insurance policy, contract, agreement, or otherwise.. No amendment, alteration or repeal of this Agreement or any provision hereof shall be effective as to the Indemnitee with respect to any action taken or omitted by the Indemnitee in Indemnitee’s Corporate Status prior to such amendment, alteration or repeal.

15.    Subrogation. In the event of any payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of the Indemnitee, who shall execute all papers required and take all actions necessary to secure such rights, including execution of such documents as are necessary to enable the Company to bring suit to enforce such rights.

16.     Maintenance of Liability Insurance.

(a)    The Company will use its reasonable efforts to acquire directors and officers liability insurance (including “insuring clause A”, commonly known as “Side A Coverage”, or similar coverage pursuant to which the Indemnitee as an individual, and not the Company, is the insured party, with reasonable limits, retentions and other terms and conditions), on terms and conditions and in such amounts deemed appropriate by the Board, covering the Indemnitee or any claim made against the Indemnitee for service as a director or officer of the Company and covering the Company for any indemnification or advance of expenses made by the Company to the Indemnitee for any claims made against the Indemnitee for service as a director or officer of the Company. Without in any way limiting any other obligation under this Agreement, the Company shall indemnify the Indemnitee for any payment by the Indemnitee arising out of the amount of any deductible or retention and the amount of any excess of the aggregate of all judgments, penalties, fines, settlements and reasonable expenses incurred by the Indemnitee in connection with a Proceeding over the coverage of any insurance referred to in the previous sentence.

(b)    If, at the time of the receipt of a notice of a claim pursuant to Section 9 hereof, the Company has directors’ and officers’ liability insurance in effect, the Company shall give prompt notice of the commencement of such proceeding to the insurers in accordance with the procedures set forth in the respective policies. The Company shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of Indemnitee, all amounts payable as a result of such proceeding in accordance with the terms of such policies.

(c)    To the extent that the Company maintains an insurance policy or policies providing liability insurance for directors or officers of the Company, the Indemnitee shall be covered by such policy or policies in accordance with its or their terms to the maximum extent of the coverage available, and upon any “Change in Control”, the Company shall obtain continuation and/or “tail” coverage for the Indemnitee to the maximum amount obtainable at such time.

17.    Continuation of Indemnity.

(a)    All agreements and obligations of the Company contained herein shall continue during the period the Indemnitee is an officer or a member of the Board of the Company and shall continue thereafter so long as the Indemnitee shall be subject to any threatened, pending or completed Proceeding by reason of such Indemnitee’s Corporate Status and during the period of any statute of limitations for any act or omission occurring during the Indemnitee’s term of Corporate Status. No legal action shall be brought and no cause of action shall be asserted by or on behalf of the Company against the Indemnitee, the Indemnitee’s spouse, heirs, executors or personal or legal representatives after the expiration of two (2) years from the date of accrual of such cause of action, and any claim or cause of action of the Company shall be extinguished and deemed released unless asserted by the timely filing of a legal action within such two (2) year period; provided, however, that if any shorter period of limitations is otherwise applicable to any such cause of action such shorter period shall govern. Notwithstanding the foregoing limitations on the period within which such claim may be brought, to the extent that any applicable statute of limitations provides for a tolling of the limitation period under certain circumstances, then the limitations provided for in this Section 17 shall also be tolled in the event such circumstances exist with respect to any such claim or cause of action. This Agreement shall be binding upon the Company and its successors and assigns and shall inure to the benefit of the Indemnitee and such Indemnitee’s heirs, executors and administrators.

(b)    The indemnification and advance of Expenses provided by, or granted pursuant to, this Agreement shall be binding upon and be enforceable by the parties hereto and their respective successors and assigns (including any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business or assets of the Company), shall continue as to an Indemnitee who has ceased to be a director, trustee, officer, employee or agent of the Company or of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise which such person is or was serving at the request of the Company, and shall inure to the benefit of the Indemnitee and his or her spouse, assigns, heirs, devisees, executors and administrators and other legal representatives.

(c)    The Company shall require and cause any successor (whether direct or indirect by purchase, merger, consolidation or otherwise) to all, substantially all or a substantial part, of the business and/or assets of the Company, by written agreement in form and substance satisfactory to the Indemnitee, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place.

18.    Change In Law. To the extent that a change in state law (whether by statute or judicial decision) shall permit broader indemnification or advancement of expenses than is provided under the terms of the organizational documents of the Company and this Agreement, Indemnitee shall be entitled to such broader indemnification and advancements, and this Agreement shall be deemed to be amended to such extent.

19.    Severability. If any provision or provisions of this Agreement shall be held to be invalid, illegal, or unenforceable for any reason whatsoever, (a) the validity, legality, and enforceability of the remaining provisions of this Agreement (including, without limitation, each portion of any section of this Agreement containing any such provision held to be invalid, illegal, or unenforceable, that is not itself invalid, illegal, or unenforceable) shall not in any way be affected or impaired thereby, and (b) to the fullest extent possible, the provisions of this Agreement (including, without limitation, each portion of any section of this Agreement containing any such provision held to be invalid, illegal, or unenforceable, that is not itself invalid, illegal, or unenforceable) shall be construed so as to give effect to the intent manifested by the provisions held invalid, illegal, or unenforceable.

20.    Non-Disclosure of Payments. Except as expressly required by Federal securities laws or other applicable laws or regulations or by judicial process, Indemnitee shall not disclose any payments made under this Agreement, whether indemnification or advancement of expenses, without the prior written approval of the Company.

21.    Headings. The headings of the sections of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction thereof.

22.    Modification and Waiver. Except as provided in Section 18 above with respect to changes in state law which broaden the right of Indemnitee to be indemnified by the Company, no supplement, modification or amendment of this Agreement shall be binding unless executed in writing by each of the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions of this Agreement (whether or not similar), nor shall such waiver constitute a continuing waiver.

23.    Successors. This Agreement shall be (a) binding upon all successors and assigns of the Company (including any transferee of all or a substantial portion of the business, stock and/or assets of the Company and any direct or indirect successor by merger or consolidation or otherwise by operation of law) and (b) binding on and shall inure to the benefit of the heirs, personal representatives, executors and administrators of Indemnitee. This Agreement shall continue for the benefit of Indemnitee and such heirs, personal representatives, executors and administrators after Indemnitee has ceased to have Corporate Status.

24.    Notices. All notices, requests, demands, and other communications hereunder shall be in writing and shall be deemed to have been duly given if (i) delivered by hand and receipted for by the party to whom said notice or other communication shall have been directed, or (ii) mailed by certified or registered mail with postage prepaid, on the third business day after the date on which it is so mailed, if so delivered or mailed, as the case may be, to the following addresses:

If to the Indemnitee, to the address set forth in the records of the Company.

If to the Company, to:	UDR, Inc. 1745 Shea Center Drive, Suite 200 Highlands Ranch, CO 80129 Attn.: Chief Executive Officer
or to such other address as may have been furnished to the Indemnitee by the Company or to the Company by the Indemnitee, as the case may be.

25.    Entire Agreement. This Agreement contains the entire agreement of the parties with respect to the subject matter hereof and supersedes any prior agreements, commitments, drafts, communications, discussions and understandings, oral or written, with respect thereto.

26.    Employment Rights. Nothing in this Agreement is intended to create in Indemnitee any right to employment or continued employment.

27.    Governing Law. The parties agree that this Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Maryland.

28.    Consent to Jurisdiction. Each party to this Agreement hereby (a) consents to the jurisdiction of the United States District Court for the District of Colorado or, if such court does not have jurisdiction over such matter, the applicable Colorado State or County Court that has jurisdiction, (b) irrevocably agrees that all actions or proceedings arising out of or relating to this Agreement shall be litigated in such court and (c) consents to personal jurisdiction within Denver, Colorado. Each party to this Agreement accepts for itself and in connection with its properties, generally and unconditionally, the exclusive jurisdiction and venue of the aforesaid courts and waives any defense of lack of personal jurisdiction or inconvenient forum or any similar defense, and irrevocably agrees to be bound by any non-appealable judgment rendered thereby in connection with this Agreement.

29.    Counterparts. This Agreement may be executed in one or more counterparts, including electronically transmitted counterparts, each of which shall constitute an original and all of which together shall constitute a single agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

UDR, INC., a Maryland corporation
By:
Warren L. Troupe, Senior Executive Vice President

_______________________________________________
_______________________, an individual

EXHIBIT A

FORM OF UNDERTAKING TO REPAY EXPENSES ADVANCED

The Board of Directors of UDR, Inc.

Re: Undertaking to Repay Expenses Advanced

Ladies and Gentlemen:

This undertaking is being provided pursuant to that certain Indemnification Agreement dated _________________ by and between UDR, Inc. (the “Company”) and the undersigned Indemnitee (the “Indemnification Agreement”), pursuant to which I am entitled to advancement of expenses in connection with [Description of Proceeding] (the “Proceeding”).

Terms used herein and not otherwise defined shall have the meanings specified in the Indemnification Agreement.

I am subject to the Proceeding by reason of my Corporate Status or by reason of alleged actions or omissions by me in such capacity. I hereby affirm that at all times, insofar as I was involved as [a director] [an officer] of the Company, in any of the facts or events giving rise to the Proceeding, I (1) acted in good faith and honestly, (2) did not receive any improper personal benefit in money, property or services and (3) in the case of any criminal proceeding, had no reasonable cause to believe that any act or omission by me was unlawful.

In consideration of the advance of expenses by the Company for reasonable attorney’s fees and related Expenses incurred by me in connection with the Proceeding (the “Advanced Expenses”), I hereby agree that if, in connection with the Proceeding, it is established that (1) an act or omission by me was material to the matter giving rise to the Proceeding and (a) was committed in bad faith or (b) was the result of active and deliberate dishonesty or (2) I actually received an improper personal benefit in money, property or services or (3) in the case of any criminal proceeding, I had reasonable cause to believe that the act or omission was unlawful, then I shall promptly reimburse the portion of the Advanced Expenses relating to the claims, issues or matters in the Proceeding as to which the foregoing findings have been established and which have not been successfully resolved as described in Section 6 of the Indemnification Agreement.

To the extent that Advanced Expenses do not relate to a specific claim, issue or matter in the Proceeding, I agree that such Expenses shall be allocated on a reasonable and proportionate basis.

IN WITNESS WHEREOF, I have executed this Affirmation and Undertaking on this ___ day of ___, 20___.
___________________________________

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________________ , an individual

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SCHEDULE A

LISTING OF OFFICERS AND DIRECTORS WHO HAVE ENTERED INTO THIS INDEMNIFICATION AGREEMENT WITH THE COMPANY

The following directors and officers have signed the Indemnification Agreement and all of them are dated February 4, 2016, except as otherwise noted:

Katherine A. Cattanach
Robert P. Freeman
Jon A. Grove
Mary Ann King
James D. Klingbeil
Clint D. McDonnough
Robert A. McNamara
Mark R. Patterson
Lynne B. Sagalyn
Thomas W. Toomey
Warren L. Troupe
Harry G. Alcock
Jerry A. Davis
Joseph D. Fisher (January 1, 2017)

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